Exhibit 24.2

April 18, 2011

Art P. Beattie, Melissa K. Caen and Opal N. Shorter

Ladies and Mr. Beattie:

The Southern Company (the “Company”) proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of shares of its common stock under the Southern Company 2006 Omnibus Incentive Compensation Plan, in an amount not to exceed 30,000,000 shares.
The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments).
                        Yours very truly,

THE SOUTHERN COMPANY

By        /s/Thomas A. Fanning
Thomas A. Fanning
Chairman, President and
Chief Executive Officer

/s/Juanita Powell Baranco Juanita Powell Baranco	/s/Dale E. Klein Dale E. Klein
/s/Jon A. Boscia Jon A. Boscia	/s/J. Neal Purcell J. Neal Purcell
/s/Henry A. Clark III Henry A. Clark III	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Thomas A. Fanning Thomas A. Fanning	/s/Steven R. Specker Steven R. Specker
/s/H. William Habermeyer, Jr. H. William Habermeyer, Jr.	/s/Larry D. Thompson Larry D. Thompson
/s/Veronica M. Hagen Veronica M. Hagen	/s/G. Edison Holland, Jr. G. Edison Holland, Jr.
/s/Warren A. Hood, Jr. Warren A. Hood, Jr.	/s/Art P. Beattie Art P. Beattie
/s/Donald M. James Donald M. James	/s/W. Ron Hinson W. Ron Hinson

Extract from minutes of meeting of the board of directors of The Southern Company.

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RESOLVED FURTHER:  That, for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance and sale by the Company of additional shares of its common stock under the Company’s omnibus incentive compensation plans and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its board of directors and its officers are hereby authorized to give their several powers of attorney to Art P. Beattie, Melissa K. Caen and Opal N. Shorter;

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The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on April 18, 2011, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: June 3, 2011	THE SOUTHERN COMPANY
By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary